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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 26, 1997


                                  EXCITE, INC.
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             (Exact name of Registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)



   0-28064                                                       77-0378215
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 (Commission                                                    (IRS Employer
 File Number)                                                Identification No.)


     555 Broadway, Redwood City, CA                                  94063
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(Address of principal executive offices)                           (Zip Code)


                                 (415) 568-6000
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)



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ITEM 5: OTHER EVENTS.

     On June 26, 1997, Excite, Inc. (the "Company") and Intuit Inc. ("Intuit") completed the sale by the Company to Intuit of 2,900,000 shares of the Company's Common Stock at a purchase price of $13.50 per share pursuant to a Stock Purchase Agreement between the Company and Intuit dated June 11, 1997.

     In connection with this sale the Company and Intuit entered into a definitive agreement (the "Agreement") pursuant to which the Company and Intuit will create a new online financial channel. This channel will offer content and services designed to help consumers organize and manage their finances, and will feature financial news, stock quotes and transactional services. It is anticipated that this new channel will be introduced during the summer of 1997. The channel will be distributed throughout the Excite Network, which includes Excite, WebCrawler and Magellan, as well as through Intuit's Quicken Financial Network.

     Under the Agreement, Intuit will become the exclusive provider and aggregator of financial content on all the Company's services, and the Company will become the exclusive search and navigation service featured on the U.S. versions of Intuit's Quicken, QuickBooks and TurboTax products. The Company and Intuit expect that any revenue generated will be generated from a combination of advertising and fees for enabling transactions for financial products and services.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                          EXCITE, INC.


Date: July 8, 1997        By: /s/ Robert C. Hood
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                          Robert C. Hood
                          Executive Vice President, Chief Administrative Officer
                          and Chief Financial Officer